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                                                                Exhibit 99.2


[SOLUTIA logo]                  News


                                                  SOLUTIA INC.
                                                  575 Maryville Centre Drive
                                                  St. Louis, Missouri 63141

                                                  P.O. Box 66760
                                                  St. Louis, Missouri 63166-6760

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                                    MEDIA: Dan Jenkins (314) 674-8552
                                    INVESTORS: Tim Spihlman (314) 674-5206



               SOLUTIA RECEIVES FULLY UNDERWRITTEN COMMITMENT
                           TO REFINANCE EURO NOTES

              New Loan to Provide Significant Interest Savings
                   and Flexibility for Asset Divestitures


ST. LOUIS - JUNE 30, 2006 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer and provider of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced that its subsidiary, Solutia Europe SA/NV ("SESA"), has received a fully underwritten commitment from Citigroup Global Markets Limited for a (euro)200 million loan maturing in 2011 to refinance its
(euro)200 million of 10% Euro Notes due in 2008. The new loan is priced at EURIBOR plus 2.75%, which is currently about 6%. SESA anticipates closing the transaction on August 1.

         Under the terms of the new loan, Solutia will also be able to complete the previously announced sale of its Pharmaceutical Services business, which the company expects to occur in August.


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         "This new financing brings significant benefits to Solutia, and demonstrates the continued confidence the financial markets have in the company," said Jim Sullivan, senior vice president and chief financial officer, Solutia Inc. "We project this new financing will result in significant interest savings for Solutia. In addition, it allows us greater flexibility to divest non-core assets, such as our Pharmaceutical Services business."


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FORWARD LOOKING STATEMENT

         This press release contains forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability of Solutia to comply with the terms of the DIP financing facility;
(iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 filing; and (vi) the risk factors or uncertainties listed from time to time in Solutia's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 filing. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.

ST. LOUIS

6/30/06




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